As filed with the Securities and Exchange Commission on July 20, 2007
Registration No. 333-117826

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
ON FORM S-1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CTS CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	3670	35-0225010

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

905 West Boulevard North
Elkhart, Indiana 46514
(574) 293-7511
(Address, including Zip Code and Telephone Number, including area code, of Registrant’s Principal Executive Offices)

Richard G. Cutter, III
Vice President, Secretary
and General Counsel
905 West Boulevard North
Elkhart, Indiana 46514
(574) 293-7511
(Name, Address, including Zip Code and Telephone Number, including Area Code for agent for service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Termination of Registration Statement and Deregistration of Securities
     CTS Corporation (the “Company”) previously filed a shelf registration statement on Form S-3 (Registration No. 333-117826) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on July 30, 2004, which the Commission declared effective on August 20, 2004.
     The Registration Statement registered resales of up to $60,000,000 in aggregate principal amount of the Company’s 2.125% Convertible Senior Subordinated Notes due 2024 (the “Convertible Notes”) as well as up to 4,000,000 shares of the Company’s common stock (the “Common Shares”) issuable upon conversion of the Convertible Notes. The Company was contractually obligated to register resales of the Convertible Notes and Common Shares and to maintain the Registration Statement’s effectiveness for a specified period of time. The Company is no longer contractually obligated to maintain the effectiveness of the Registration Statement due to the expiration of such period. Accordingly, this Post-Effective Amendment No. 1 is being filed in order to deregister $60,000,000 in aggregate principal amount of the Convertible Notes and 4,000,000 Common Shares.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, CTS Corporation certifies that it has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elkhart, State of Indiana, on this 19th day of July, 2007.

CTS CORPORATION
By	/s/ Richard G. Cutter
Richard G. Cutter
Vice President, Secretary and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on July 19, 2007 by the following persons in the capacities indicated.

/s/ Vinod M. Khilnani

Date: July 19, 2007	Vinod M. Khilnani President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Matthew W. Long

Date: July 19, 2007	Matthew W. Long Interim Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ Thomas A. Kroll

Date: July 19, 2007	Thomas A. Kroll Vice President and Controller (Principal Accounting Officer)

/s/ Walter S. Catlow

Date: July 19, 2007	Walter S. Catlow, Director

/s/ Lawrence J. Ciancia

Date: July 19, 2007	Lawrence J. Ciancia, Director

/s/ Thomas G. Cody

Date: July 19, 2007	Thomas G. Cody, Director

/s/ Gerald H. Frieling, Jr.

Date: July 19, 2007	Gerald H. Frieling, Jr., Director

Date: July __, 2007	Roger R. Hemminghaus, Director

/s/ Michael A. Henning

Date: July 19, 2007	Michael A. Henning, Director

/s/ Robert A. Profusek

Date: July 19, 2007	Robert A. Profusek, Director

/s/ Donald K. Schwanz

Date: July 19, 2007	Donald K. Schwanz, Director

/s/ Patricia K. Vincent

Date: July 19, 2007	Patricia K. Vincent, Director